Exhibit 10.19

                               SERVICES AGREEMENT


     THIS SERVICES AGREEMENT dated as of the 25th day of January, 2003 by and between DIRECT INSITE CORP., a Delaware corporation (hereinafter the "Company") and James A. Cannavino, an individual residing at #1 Lovango Cay, USVI (mailing address 6501 Red Hook Plaza, Suite 201- PMB, Red Hook, St. Thomas, USVI 00802), (hereinafter referred to as "Cannavino").


                              W I T N E S S E T H:

     WHEREAS, the Company desires to enter into an Services Agreement with Cannavino; and

     WHEREAS, Cannavino desires to enter into a Services Agreement with the Company;

     NOW, THEREFORE, it is agreed as follows:

1. Prior Agreements Superseded. This Agreement supersedes any services, consulting or other agreements, oral or written, entered into between Cannavino and the Company prior to the date of this Agreement except for stock options and restricted stock awards previously granted to Cannavino, which stock options and restricted stock awards shall continue in full force and effect.

2. Services. The Company hereby agrees to employ Cannavino and Cannavino hereby agrees to serve as Chief Executive Officer and Chairman of the Board of the Company with commensurate responsibilities and to perform such services as directed by the Board of Directors. Cannavino shall serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors without additional compensation. Notwithstanding the foregoing, it is understood that the duties of Cannavino during the performance of services shall not be inconsistent with his position and title as Chief Executive Officer and Chairman of the Board of the Company.

3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Services Agreement shall be for two years ending January 24, 2005.

4. Compensation. For all services rendered by Cannavino under this Agreement, compensation shall be paid to Cannavino as follows:

     (a) During the first year of this Agreement, Cannavino shall receive 60,000 shares of the Company's common stock to offset Cannavino's requisite relocation expenses plus 240,000 stock options. The shares of common stock shall vest ratably on a monthly (5,000 shares) basis during the first year of this Agreement with the first shares vesting on February 25th, 2002. During the term of this Agreement, Cannavino shall receive $15,000 per month as compensation. The 240,000 stock options shall vest 50% on the execution of this agreement and the remaining in 50% shall vest ratably during months one through twenty-four of the term of this Agreement. The stock options shall have an exercise price equal to the closing price of the Company's common stock as indicated on NASDAQ on the date of this agreement.

     (b) During the period of this Agreement, Cannavino shall be eligible to participate in the Company's stock option and stock purchase plans to the extent determined in the discretion of the Board of Directors of the Company or committee thereof.

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     (c)  Cannavino  shall be  entitled  to  participate  in any  short-term  or long-term incentive plan which the Company has in existence or which may be adopted.

     (d) During the period of this Agreement, Cannavino shall be furnished with office space and secretarial service and facilities commensurate with his position and adequate for the performance of his duties.

     (e) Cannavino shall be entitled to fully participate in all benefit programs available to executive employees of the Company throughout the term of this Agreement.

5. Expenses. Cannavino shall be reimbursed for all out-of-pocket expenses, including medical expenses, reasonably incurred by him in the performance of his duties hereunder, including New York City office and housing, (Not to exceed $10,000.00 per month for office and housing). Additionally Cannavino shall be reimbursed for his reasonable expenses incurred performing his duties re: the following not for profit organizations, (Marist College, National & International Center for Missing and Exploited Children and "BENS" Business Executives for National Security).

6. Severance Benefits. Cannavino shall be entitled to the severance benefits provided for in subsection (c) hereof in the event of the termination of this Agreement, by the Company without cause or in the event of a voluntary termination of this service Agreement by Cannavino for good reason. In such event, Cannavino shall have no duty to mitigate damages hereunder. Cannavino and the Company acknowledge that the foregoing provisions of this paragraph 6 are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with this Agreement, and with due regard to future expectations.

     (a) The term "cause" shall mean:

     (i) Cannavino's willful and continued failure to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to Cannavino by the Board of Directors of the Company which specifically identifies the manner in which the Board believes Cannavino has not substantially performed his duties.

     (ii) Cannavino's failure to refuse to follow directions from the Company's Board of Directors provided that (a) Cannavino is provided written notice of such directions and a reasonable period in which to comply and (b) Cannavino's compliance with any such direction would not be illegal or unlawful.

     (iii) Any act or fraud, embezzlement or theft committed by Cannavino whether or not in connection with his duties or in the course of his performance as defined in this Service Agreement, which substantially impairs his ability to perform his duties hereunder.

     (iv) Any willful disclosure by Cannavino of confidential information or trade secrets of the Company or its affiliates.

     For purposes of this paragraph, no act or failure to act on Cannavino's part shall be considered "willful" unless done, or omitted to be done, by Cannavino not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Cannavino shall not be deemed to have been terminated for cause unless and until

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there shall have been  delivered to him a copy of a notice of  termination  from the Board of Directors of the Company after reasonable notice to Cannavino and an opportunity for Cannavino with his counsel to be heard before the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors Cannavino was guilty of the conduct set forth in clauses (i), (ii),
(iii) or (iv) of this paragraph and specifying the particulars thereof in detail.

     (b) For these purposes, Cannavino shall have "good reason" to terminate this Agreement if the Company removes Cannavino from the position of Chairman of the Board at any time during the term of this Agreement.

     (c) The severance benefits under this section in the event of termination without cause or by Cannavino for "good reason" shall consist of the immediate vesting of all outstanding shares of common stock and options.

7. Death. In the event of Cannavino's death during the term of this Agreement, all shares and stock options issued hereunder shall immediately vest.



8. Non-Competition.

     (a) Cannavino agrees that, during the term of this Agreement, he will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other individual or entity, (i) become an officer or employee of, or render any services [including consulting services] to, any competitor of the Company, (ii) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Cannavino will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (iii) solicit, raid, entice or induce any employee of the Company, and Cannavino will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 8 shall be construed as preventing Cannavino from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

     (b) During the term hereof and at all times thereafter, Cannavino shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Cannavino during Cannavino's relationship with the Company and shall not engage in any unfair trade practices with respect to the Company.

9. Enforcement.

     (a) The necessity for protection of the Company and its subsidiaries against Cannavino's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Cannavino's talent and his importance to the Company. Accordingly, Cannavino agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Cannavino from any actual or threatened breach of the covenants contained in paragraph 8 of this Agreement.

     (b) If for any reason a court determines that the restrictions under paragraph 8 of this Agreement are not reasonable or that consideration therefore in adequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 8 as will render the restrictions valid and enforceable.

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10. Notices.  Any notice to be given to the Company or Cannavino hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:



 To the Company: Direct Insite Corp.
                 80 Orville Drive
                 Bohemia, New York 11716

Copy to:         David H. Lieberman, Esq.
                 Blau, Kramer, Wactlar & Lieberman, P.C.
                 100 Jericho Quadrangle
                 Suite 225
                 Jericho, NY  11753

To Cannavino:    James A. Cannavino
                 6501 Red Hook Plaza, Suite 201-PMB
                 Red Hook, St. Thomas, USVI 00802


Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Cannavino, his heirs, executors, administrators and legal representatives.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties except as specifically otherwise indicated herein.

13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

14. Change of Control. In the event (a) the Company has been consolidated or merged into or with any other corporation or all or substantially all of the assets of the Company have been sold to another corporation, with or without the consent of Employee, in his sole discretion; or (b) the Company undergoes a Change of Control, as hereinafter defined below, without prior Board approval; then Employee is entitled to the immediate vesting of all shares of common stock issued hereunder.

A "Change of Control" of the Company, or in any person directly or indirectly controlling the Company, shall mean:

     (i) a change of control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act");

     (ii) if during the Term of this services agreement any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date of this Services Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)03 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% of the voting power of the Company's then outstanding securities; or

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     (iii) if during the Term of this services  agreement the individuals who at the beginning of such period constitute the Board cease for any reason other than death, disability or retirement to constitute at least a majority thereof."


15. Consent under Rights Agreement. The parties acknowledge that this Agreement has been approved by the Company's Board of Directors and accordingly will not result in the issuance of any rights under the Rights Agreement dated as of August 28, 2001.


IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the day and year first above written.


DIRECT INSITE CORP.

By:  /s/
        -----------------------------
            George Aronson
         Chief Financial Officer


/s/
-------------------------------------
         James A. Cannavino



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